Exhibit 10.7

DATA SCIENCES INTERNATIONAL, INC.
EMPLOYEE INCENTIVE STOCK OPTION AGREEMENT

Option Agreement, made and entered into this             day of    ,                , between Data Sciences International, Inc., a Minnesota corporation (the “Company”)              , and an individual resident of                    , (“Employee”).

WHEREAS, the Company has adopted the Company’s 1992 Stock Option Plan (the “Plan”) which permits issuance of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1.             Grant of Option. The Company hereby grants Employee the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of               (    ) shares of the Company’s common stock at the option price of $        per share on the terms and conditions set forth in this agreement and in the Plan. It is understood and agreed that the option price is the per share fair market value of such shares on the date of this agreement. The Company intends that the Option shall be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code. A copy of the Plan will be furnished upon request of Employee.

2.             Vesting of Option Rights. The Option shall not be exercisable the first time by Employee except in accordance with subsection 422(d) of the Code. Except as provided in the preceding sentence or as otherwise provided in section 3 of this agreement, the Option may be exercised by Employee in accordance with the following schedule:

On or after each of the following dates	Cumulative percentage of shares with respect to which the Option is exercisable

The Option shall terminate at the close of business on                 , or such shorter period as is prescribed herein. Employee shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be issued to Employee upon the proper exercise of the Option.

3.             Exercise of Option after Death or Termination of Employment. The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its subsidiaries, except that:

(a)           If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than death or disability (as set forth in section 3(d)) or as a result of Employee’s serious misconduct, Employee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Employee on the date of the termination of Employee’s employment; and

(b)           If Employee’s employment is terminated as a result of Employee’s serious misconduct, including but not limited to wrongful appropriation of funds or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the misconduct; and

(c)           If Employee’s employment is terminated for any reason, voluntary or involuntary, and Employee obtains employment with a direct competitor of the Company during the three (3) months after such termination, the Option shall be terminated as of the date employee obtains such employment; and

(d)           If Employee dies in the employ of the Company or a subsidiary or within three (3) months after the termination of such employment for any reason other than Employee’s misconduct, or Employee’s employment is terminated because Employee has become disabled (within the meaning of Code section 22(e)(3)) while in the employ of the Company or a subsidiary, the Option may, within twelve (12) months after Employee’s death or the date of termination for such disability, be exercised to the extent that Employee was entitled to exercise the Option on the date of Employee’s death or termination of employment, if earlier, by Employee or Employee’s personal representatives, if applicable, or by the person or persons to whom Employee’s rights under the Option pass by will or by the applicable laws of descent and distribution; provided, however, that the Option may not be exercised to any extent by anyone after the termination date of the Option.

4.             Investment Representation. Employee hereby represents and agrees that any shares of stock which Employee may acquire pursuant to the exercise of the Option will be acquired for long-term investment purposes and not with the view toward the distribution or sale thereof in a public offering within the meaning of the federal Securities Act of 1933. Employee acknowledges that at the time of acquisition such shares will not be registered under either the federal or applicable state securities laws, and that the Company will be relying upon the foregoing investment representation in agreeing to issue such shares to Employee. Employee acknowledges that the transferability of such shares will be subject to restrictions imposed by all applicable federal and state securities laws and agrees that the certificates evidencing such shares may be imprinted with an appropriate legend setting forth these restrictions on transferability.

5.             Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office. The notice shall set forth the number of shares as to which the Option is being exercised and shall be accompanied by payment of the purchase price. Payment of the purchase price shall be made by check or money order payable to the Company; or, at the discretion of the Company, (i) by delivering to the Company for cancellation shares of the Company’s common stock already owned by Employee having a fair market value equal to the full purchase price of the shares being acquired, or (ii) a combination of cash and such shares. The fair market value of such shares shall be determined as provided in section 5 of the Plan. However, if Employee is still in the employment of the Company at the time of the exercise of the Option, Employee may make payment of the purchase price of the option shares by delivery to the Company of Employee’s full recourse promissory note with a principal amount not to exceed eighty percent (80%) of the Option price, bearing interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, as determined by the Company. Such promissory note shall be secured by a pledge of the option shares and shall be payable by Employee at the earlier of (a) Thirty six (36) months from the date of the promissory note, or (b) the date that Employee leaves the employment of the Company.

6.             Company’s Option to Repurchase Shares.

(a)           Upon and after the occurrence of any one or more of the Option Events, as hereinafter defined, the Company shall have the irrevocable right and option (the “Call Option”) to purchase from Employee or Employee’s heirs, successors, personal representatives or assigns, and Employee on behalf of his heirs, successors, personal representatives or assigns, agrees to sell to the Company upon the exercise of the Call Option all or any part of the shares acquired by Employee pursuant to this option. (The Company’s Call Option, and any reference to shares acquired by Employee pursuant to this option, shall be deemed to include all other shares of any class or series of the Company’s capital stock acquired by Employee on account of or with respect to shares acquired pursuant to this option, whether the acquisition of such shares is by stock dividend, stock split, recapitalization or any other similar means.) Such right may be exercised in whole or in part and from time to time. No delay in the exercise of such right by the Company will diminish or terminate such right. The Option Events shall be:

(i)            The express desire of Employee to sell, assign, pledge, transfer, give or otherwise dispose of or encumber any shares acquired by Employee pursuant to this option to a bona fide third party or any attempt by Employee to transfer any such shares except in strict compliance with the terms and conditions of this Agreement.

(ii)           The appointment by a court of competent jurisdiction or otherwise of a receiver, trustee or assignee of Employee or Employee’s property.

(iii)          The expiration of thirty (30) days immediately following the date upon which a money judgment entered in a court of record against Employee becomes final, provided such judgment remains unsatisfied.

(iv)          Voluntary application of Employee for relief under any act of Congress or any of the laws of the several states now or hereafter enacted providing for the relief of debtors.

(v)           Institution of a levy, garnishment or attachment involving such shares, unless released or discharged within a period of thirty (30) days.

(vi)          Employee’s termination of employment with the Company, whether voluntary or involuntary with or without cause, including, without limitation, termination as a result of death or disability.

(vii)         Employee’s engaging, directly or indirectly, in any business which at such time competes with any business either (1) in which the Company is then engaged; or (2) that the Company is then in active preparation for engagement in.

(b)           Upon the occurrence of any one or more of the Option Events, Employee (or a legal representative thereof) shall deliver a written notice thereof to the Company, which notice shall specify the Option Event, the person to whom the shares are to be sold, transferred, exchanged or disposed of, if applicable, the purchase price or other consideration to be received by Employee for such shares, if any, and the terms upon which such purchase price or other consideration is to be paid, if applicable. The Company may then exercise its Call Option with respect to all or any part of such shares by delivering a written acceptance to Employee (or a legal representative thereof) within thirty (30) days after receipt of the foregoing written notice from Employee. If the Company elects not to exercise the Call Option, Employee (or a legal representative thereof) shall be able to transfer or encumber such shares on the terms specified in the written notice to the Company, but only if such transaction is consummated within ninety (90) days after such notice to the Company.

(c)           The purchase price for the shares that are repurchased by the Company pursuant to the exercise of its Call Option shall be either the fair market value thereof or, if applicable, the amount to be paid therefor by a bona fide third party purchaser. The fair market value of the shares shall be as determined by the Company’s Board of Directors in accordance with this Plan; provided, however, that if upon the occurrence of an Option Event the Company’s shares are then traded on an established securities market, the fair market value thereof shall be such trading price.

(d)           As determined by the Company’s board of directors in its sole and absolute discretion, the Company shall make payment of the purchase price for any shares reacquired by it pursuant to its exercise of the Call Option by delivering to Employee or Employees heirs, successors, assigns or personal representatives, as the case may be, either (i) the Company’s check in the amount of the purchase price or (ii) the Company’s promissory note in the amount of the purchase price, which promissory note shall provide for a term not to exceed five (5) years and interest on the unpaid balance thereof at a rate which is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below market rate loan pursuant to Sections 483, 1274 and 7872 of the Code or any successor provisions thereto, as determined by the Company, or (iii) a combination of cash and the Company’s promissory note, with the foregoing terms, the total of which is equal to such purchase price. Upon receipt of such payment from the Company, Employee or his or her heirs, successors, assigns or personal representatives, as the case may be, shall deliver to the Company for cancellation the stock certificate or certificates evidencing the Common Shares being repurchased by the Company pursuant to the exercise of its Call Option, which certificate or certificates shall be duly endorsed for cancellation by the Company. Employee shall have no rights as a shareholder after receiving payment from the Company.

(e)           Employee shall not voluntarily or involuntarily sell, exchange, transfer, pledge, or otherwise dispose of any of the shares acquired pursuant to the exercise of this option unless Employee shall first offer to sell such shares to the Company pursuant to the Company’s Call Option as described above. The following legend shall be affixed to the certificates evidencing the shares acquired pursuant to the exercise of this option:

The shares evidenced by this certificate are subject to restrictions on transferability and the repurchase options contained in an Incentive Stock Option Agreement dated [date of this Agreement] between [Employee’s name] and Data Sciences International, Inc., a Minnesota corporation, a copy of which is available for review at the principal offices of Data Sciences International, Inc.

7.             Miscellaneous.

(a)           This agreement shall not confer on Employee any right with respect to continuance of employment with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Neither Employee nor his legal representative, legatees or distributes, as the case may be, will be or will be deemed to be the holder of any shares subject to the Option unless and until the Option has been exercised and the purchase price of the shares purchased has been paid.

(b)           The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(c), and during Employee’s lifetime the Option is exercisable only by Employee.

(c)           If there shall be any change in the stock subject to the Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the option rights granted hereunder.

(d)           The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company’s common stock as will be sufficient to satisfy the requirements of this agreement.

(e)           If Employee shall dispose of any of the shares of stock acquired upon exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the date of exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.

IN WITNESS WHEREOF, the Company and Employee have executed this agreement on the date set forth in the first paragraph.

DATA SCIENCES INTERNATIONAL, INC.

[the “Company”]

By

Its President and CEO

Signature

[“Employee”]

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